EXHIBIT 10.1

RESTRICTED STOCK AWARD AGREEMENT

ACIES CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (the “Agreement”) is made as of the 1st day of February, 2006 (“Date of Award”), between Acies Corporation, a Nevada corporation (the “Company”), and Jeffrey A. Tischler (the “Awardee”).

WHEREAS, the Company desires to award the Awardee a restricted stock award with respect to shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as hereinafter provided;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

1. Grant. A restricted stock award (“Award”) of 1,650,000 shares (“Award Shares”) of Common Stock is hereby granted by the Company to the Awardee subject to the following terms and conditions.

2. Transfer Restrictions. Subject to Section 3 below, none of the Award Shares shall be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Awardee. Award Shares with respect to which the restrictions set forth in Section 3 of this Agreement have lapsed are referred to herein as “Vested Shares”. For purposes of this Agreement, the term “Shares” shall refer to both Award Shares and Vested Shares.

3. Release of Restrictions.

(a) The restrictions set forth in Section 2 above shall lapse with respect to 50% of the Award Shares on the Date of Award and with respect to the remaining 50% of the Award Shares on the annual anniversary date of the Date of Award such that all restrictions set forth in Section 2 above with respect to the Award Shares shall have lapsed on the first anniversary of the Date of Award; provided, however, that the Award Shares shall, to the extent that the restrictions of Section 2 have not lapsed, be forfeited to the Company upon the date that the Awardee no longer has an employment or service relationship with the Company (or any Related Company) unless such employment or service relationship has terminated due to the death or Disability of the Awardee. For purposes of this Agreement, the term “Disability” shall mean a mental or physical impairment of the Awardee that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Awardee to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Company and to be engaged in any substantial gainful activity; and the term “Related Company” shall mean any entity that, directly or indirectly, is in control of or is controlled by the Company.

(b) The restrictions set forth in Section 2 above with respect to the Award Shares, to the extent they have not lapsed in accordance with subsection (a) of this Section 3 and to the extent not related to shares which previously have been forfeited to the Company, also shall lapse upon the consummation of a Corporate Transaction.

For purposes of the foregoing, a “Corporate Transaction” means the consummation of either:

(i) a merger or consolidation of the Company with or into any other corporation, entity or person; or

(ii) a sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all the Company’s outstanding securities or all or substantially all the Company’s assets.

Notwithstanding the foregoing, a Corporate Transaction shall not include a Related Party Transaction. A “Related Party Transaction” means (A) a merger or consolidation of the Company in which the holders of shares of Common Stock immediately prior to the merger hold at least a majority of the shares of Common Stock in the successor corporation (or any parent of such successor corporation) immediately after the merger; (B) a sale, lease, exchange or other transaction in one transaction or a series of related transactions of all or substantially all the Company’s assets to a wholly-owned subsidiary corporation; (C) a mere reincorporation of the Company or change in its state of incorporation; or (D) a transaction undertaken for the sole purpose of creating a holding company that will be owned in substantially the same proportion by the persons who held the Company’s securities immediately before such transaction.

4. Effect of Prohibited Transfer. The Company shall not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) treat as owner of such Shares or to pay dividends or other distributions to any transferee to whom any such Shares shall have been so sold or transferred.

5. Restrictive Legend. All certificates representing Vested Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

The shares of stock represented by this certificate are subject to restrictions on transfer and a market stand-off agreement set forth in a certain Restricted Stock Award Agreement between the corporation and the registered owner of this certificate (or his predecessor in interest), and no transfer of such shares may be made without compliance with that Agreement. A copy of that Agreement is available for inspection at the office of Acies Corporation upon appropriate request and without charge.

The securities represented by this stock certificate have not been registered under the Securities Act of 1933 (the “Act”) or applicable state securities laws (the “State Acts”), and shall not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the corporation of a favorable opinion of its counsel and/or submission to the corporation of such other evidence as may be satisfactory to counsel for the corporation, to the effect that any such transfer shall not be in violation of the Act and the State Acts.”

6. Investment Representations. Awardee understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are met; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

7. Market Stand-Off. Following the effective date of a registration statement of the Company filed under the Securities Act, the Awardee, for the duration specified by and to the extent requested by the Company and an underwriter of Common Stock or other securities of the Company, shall not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, or otherwise transfer or dispose of (other than to a donee who agrees to be similarly bound) any securities of the Company held by the Awardee at any time during such period except Common Stock (or other securities) included in such registration, provided however, that all officers and directors of the Company and all persons with registration rights with respect to the Company's capital stock enter into similar agreements.

8. Invalidity or Unenforceability. It is the intention of the Company and the Awardee that this Agreement shall be enforceable to the fullest extent allowed by law. In the event that a court having jurisdiction holds any provision of this Agreement to be invalid or unenforceable, in whole or in part, the Company and the Awardee agree that, if allowed by law, that provision shall be reduced to the degree necessary to render it valid and enforceable without affecting the rest of this Agreement.

9. Waiver. No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

10. Rights as Stockholder. The Awardee shall be entitled to all of the rights of a stockholder with respect to the Shares including the right to vote such Shares and to receive dividends and other distributions payable with respect to such shares since the Date of Award.

11. Custody of Share Certificates. Certificates for Award Shares shall be issued in the Awardee’s name and shall be held in the custody of the Company until the restrictions with respect thereto lapse or such Shares are forfeited. A certificate or certificates representing the Vested Shares as to which restrictions have lapsed shall be delivered to the Awardee upon such lapse. This Award is conditioned upon the Awardee endorsing in blank a stock power for the Award Shares in the form of Exhibit A, such stock power to be held by the Company until all Award Shares have become Vested Shares or have been forfeited.

12. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation to issue or deliver certificates evidencing the Vested Shares shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

13. Section 83(b) Election. The Awardee hereby acknowledges that the Awardee has been informed that, with respect to the Restricted Shares, the Awardee may file an election with the Internal Revenue Service, within 30 days of the issuance of the Restricted Shares, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, (the “Code”) to be taxed currently on any difference between the purchase price of the Restricted Shares and their fair market value on the date of purchase. Absent such an election, taxable income will be measured and recognized by the Awardee at the time or times at which the forfeiture restrictions on the Restricted Shares lapse. The Awardee is strongly encouraged to seek the advice of his own tax consultants in connection with the issuance of the Restricted Shares and the advisability of filing of the election under Section 83(b) of the Code. A form of Election under Section 83(b) is attached hereto as Exhibit B for reference.

THE AWARDEE ACKNOWLEDGES THAT IT IS NOT THE COMPANY’S, BUT RATHER THE AWARDEE’S SOLE RESPONSIBILITY TO FILE THE ELECTION UNDER SECTION 83(b) TIMELY.

14. Withholding Taxes. The Company shall have the right to require the Awardee to remit to the Company, or to withhold from amounts payable to the Awardee, as compensation or otherwise, an amount sufficient to satisfy all federal, state and local withholding tax requirements (including, without limitation, any tax resulting from (i) the expiration of restrictions set forth hereunder that are applicable to any particular Restricted Shares or (ii) an election made by the Awardee under Section 83(b) of the Code).

15. Awardee Representations. (a) The Awardee has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Awardee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents, if any, made to the Awardee. The Awardee understands that the Awardee (and not the Company) shall be responsible for the Awardee’s own tax liability arising as a result of the transactions contemplated by this Agreement.

(b) Circular 230 Disclaimer: Nothing contained in this discussion of certain federal income tax considerations is intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or (ii) promoting, marketing, or recommending to another party any transactions or tax-related matters addressed herein.

16. Employment. Neither this Agreement nor any action taken hereunder shall be construed as giving the Awardee any right of continuing employment by the Company.

17. Governing Law. This Agreement shall be construed under the laws of the State of Nevada, without regard to choice of law principles.

18. Other Agreements. This Agreement constitutes the entire understanding between Awardee and the Company relatng to the Award and any prior agreements, commitments, understandings and/or negatiations concerning this Award are hereby superseded. This Agreement may only be amended by written agreement between the Awardee and the Company.

IN WITNESS WHEREOF, the Company has caused this Award to be granted on the date first above written.

ACIES CORPORATION

By:	/s/ Oleg Firer
Name: Oleg Firer
Title: Chief Executive Officer

Accepted:
Awardee

/s/ Jeffrey A. Tischler
Jeffrey A. Tischler
Chief Financial Officer